SHERB & CO., LLP
Certified Public Accountants

1900 NW Corporate Blvd., East Suite 210
Boca Raton, Florida 33431
Tel. 561-886-4200
Fax. 561-886-3330
e-mail:info@sherbcpa.com

Offices in New York and Florida

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 12, 2009 on the consolidated financial statements of PlanGraphics, Inc. as of and for the years ended September 30, 2008 and 2007, incorporated herein by reference on the registration statement of PlanGraphics, Inc. on Form S-4, and to the reference to our firm under the heading "Experts" in the prospectus.

Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
June 3, 2009